Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Second Quarter 2012 Results and a Quarterly Dividend

New York, NY, August 6, 2012......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ended June 30, 2012.

Consolidated net sales for the second quarter of 2012 were $268.9 million, compared to consolidated net sales of $244 million during the comparable quarter in 2011.  Earnings from continuing operations for the second quarter of 2012 were $13.7 million or 59 cents per diluted share, which was equal to the comparable quarter in 2011. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2012 were $13.6 million or 59 cents per diluted share, compared to $11.4 million or 49 cents per diluted share in the second quarter of 2011.

37-18 Northern Blvd., Long Island City, NY 11101 (718) 392-0200 www.smpcorp.com

Consolidated net sales for the six month period ended June 30, 2012 were $480.6 million, compared to consolidated net sales of $464.2 million during the comparable period in 2011.  Earnings from continuing operations for the six month period ended June 30, 2012 were $19.2 million or 83 cents per diluted share, compared to $20.7 million or 90 cents per diluted share in the comparable period of 2011.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended June 30, 2012 and 2011 were $19 million or 82 cents per diluted share and $18.5 million or 80 cents per diluted share, respectively.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are obviously pleased with our second quarter results. Aided by our two most recent acquisitions—Forecast Trading and CompressorWorks—sales were 10.2% ahead of the second quarter of 2011, and earnings per share, excluding non-operational items, were 20.4% ahead. Excluding the acquisitions, sales were higher by 1.6% in Engine Management and essentially flat in Temperature Control compared to 2011.

“For the six months, sales were up 3.5%, inclusive of acquisitions, but down 4%, excluding acquisitions. As we have previously stated, sales in the first quarter of 2011 benefited from substantial pipeline orders, and in addition we experienced the loss of certain air conditioning product groups from a major account. The majority of these unfavorable events occurred in the first half of the year allowing more comparable comparisons over the second half of the year.

“The integration of Forecast Trading and CompressorWorks is proceeding well. We have maintained all the major accounts from both companies; sales are achieving expectations; and we have begun work to generate savings in product cost and operating expenses as we integrate the operations. We will achieve some of the savings in 2012, but the bulk of the savings will be reflected in 2013.

“As we have been seeing, it has been a warm summer so far, especially in the center of the country. Temperature Control sales were strong in June and have continued strong into July.

“Cash flow from operations continues to be strong. Our total debt at June 30, 2012 was roughly $97 million, inclusive of approximately $110 million spending for three acquisitions over the past 14 months and mid-year working capital needs for our Temperature Control seasonal business. By year-end, we expect debt levels to decrease from current levels and achieve a Debt:EBITDA ratio of better than 1:1.

“Unfortunately, we have one piece of sad news to report. Mr. Robert Gerrity, an esteemed and valued Board member and Chairman of our Compensation and Management Development Committee, passed away on July 3.  He was an excellent contributor to our Company and will be sorely missed. Mr. Roger Widmann, a Board member since May 2005, has been selected to take over the Chairmanship of this important committee. We have also begun the selection process for a new Board member.”

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on September 4, 2012 to stockholders of record on August 16, 2012.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Monday, August 6, 2012.  The dial in number is 800-895-0198 (domestic) or 785-424-1053 (international). The playback number is 800-753-9134 (domestic) or 402-220-2678 (international). The conference ID # is STANDARD.

 Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
NET SALES	$268,875	$244,005	$480,586	$464,235

COST OF SALES	199,531	180,832	356,692	347,910

GROSS PROFIT	69,344	63,173	123,894	116,325

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	46,609	40,016	91,385	80,656
RESTRUCTURING AND INTEGRATION EXPENSES	13	125	137	468
OTHER INCOME (EXPENSE), NET	(32)	262	21	531

OPERATING INCOME	22,690	23,294	32,393	35,732

OTHER NON-OPERATING INCOME (EXPENSE), NET	(24)	176	(66)	443

INTEREST EXPENSE	842	1,045	1,555	2,402

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	21,824	22,425	30,772	33,773

PROVISION FOR INCOME TAXES	8,103	8,732	11,557	13,069

EARNINGS FROM CONTINUING OPERATIONS	13,721	13,693	19,215	20,704

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(317)	(355)	(617)	(659)

NET EARNINGS	$13,404	$13,338	$18,598	$20,045

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.60	$0.60	$0.84	$0.91
DISCONTINUED OPERATION	(0.01)	(0.02)	(0.03)	(0.03)
NET EARNINGS PER COMMON SHARE - BASIC	$0.59	$0.58	$0.81	$0.88

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.59	$0.59	$0.83	$0.90
DISCONTINUED OPERATION	(0.01)	(0.01)	(0.03)	(0.03)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.58	$0.58	$0.80	$0.87

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,872,618	22,867,323	22,870,069	22,787,337
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,104,654	23,196,125	23,111,732	23,438,247

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED June 30,		SIX MONTHS ENDED June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$13,721	$13,693	$19,215	$20,704

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	8	75	82	281
POSTRETIREMENT CURTAILMENT GAIN (NET OF TAX)	-	(2,188)	-	(2,188)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)	(315)	(315)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$13,572	$11,423	$18,982	$18,482

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.59	$0.59	$0.83	$0.90

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	-	-	-	0.01
POSTRETIREMENT CURTAILMENT GAIN (NET OF TAX)	-	(0.09)	-	(0.09)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	-	(0.01)	(0.01)	(0.02)
NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.59	$0.49	$0.82	$0.80

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)
	June 30, 2012	December 31, 2011
	(Unaudited)

ASSETS

CASH	$9,242	$10,871

ACCOUNTS RECEIVABLE, GROSS	165,261	110,824
ALLOWANCE FOR DOUBTFUL ACCOUNTS	7,505	6,709
ACCOUNTS RECEIVABLE, NET	157,756	104,115

INVENTORIES	265,960	248,097
OTHER CURRENT ASSETS	39,071	37,904

TOTAL CURRENT ASSETS	472,029	400,987

PROPERTY, PLANT AND EQUIPMENT, NET	63,994	64,039
GOODWILL AND OTHER INTANGIBLES, NET	74,710	57,842
OTHER ASSETS	25,377	27,854

TOTAL ASSETS	$636,110	$550,722

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$97,000	$73,000
CURRENT PORTION OF LONG TERM DEBT	114	109
ACCOUNTS PAYABLE	81,262	50,880
ACCRUED CUSTOMER RETURNS	41,461	25,074
OTHER CURRENT LIABILITIES	80,647	79,818

TOTAL CURRENT LIABILITIES	300,484	228,881

LONG-TERM DEBT	132	190
ACCRUED ASBESTOS LIABILITIES	25,990	26,141
OTHER LIABILITIES	22,713	23,557

TOTAL LIABILITIES	349,319	278,769

TOTAL STOCKHOLDERS' EQUITY	286,791	271,953

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$636,110	$550,722

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)
	THREE MONTHS ENDED June 30,				SIX MONTHS ENDED June 30,
	2012		2011		2012		2011
	(unaudited)				(unaudited)
Revenues
Engine Management	$172,644		$159,919		$335,659		$324,123
Temperature Control	93,036		79,715		138,327		133,794
All Other	3,195		4,371		6,600		6,318
	$268,875		$244,005		$480,586		$464,235

Gross Margin
Engine Management	$46,277	26.8%	$40,012	25.0%	$89,270	26.6%	$80,016	24.7%
Temperature Control	19,871	21.4%	19,646	24.6%	28,448	20.6%	29,926	22.4%
All Other	3,196		3,515		6,176		6,383
	$69,344	25.8%	$63,173	25.9%	$123,894	25.8%	$116,325	25.1%

Selling, General & Administrative
Engine Management	$28,340	16.4%	$26,435	16.5%	$57,331	17.1%	$51,257	15.8%
Temperature Control	12,096	13.0%	10,710	13.4%	20,606	14.9%	19,765	14.8%
All Other	6,173		2,871		13,448		9,634
	$46,609	17.3%	$40,016	16.4%	$91,385	19.0%	$80,656	17.4%

Operating Profit
Engine Management	$17,937	10.4%	$13,577	8.5%	$31,939	9.5%	$28,759	8.9%
Temperature Control	7,775	8.4%	8,935	11.2%	7,842	5.7%	10,161	7.6%
All Other	(2,977)		645		(7,272)		(3,251)
	22,735	8.5%	23,157	9.5%	32,509	6.8%	35,669	7.7%
Restructuring & Integration	(13)	0.0%	(125)	-0.1%	(137)	0.0%	(468)	-0.1%
Other Income (Expense), Net	(32)	0.0%	262	0.1%	21	0.0%	531	0.1%
	$22,690	8.4%	$23,294	9.5%	$32,393	6.7%	$35,732	7.7%